UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 4, 2018, we announced the appointment of Susan A. Knudson as our Chief Financial Officer effective February 1, 2018. In addition, Ms. Knudson will serve as our Principal Financial Officer.

Ms. Knudson, age 53, previously held various roles at Neothetics, Inc., a specialty pharmaceutical company, including Chief Financial Officer from 2014 to 2017 and Vice President of Finance and Administration from 2009 to 2014. Prior to joining Neothetics, Ms. Knudson served as Senior Director of Finance and Administration at Avera Pharmaceuticals, a pharmaceutical company, from May 2002 to January 2009. Prior to May 2002, Ms. Knudson served as Director of Finance and Administration at MD Edge, Inc., a medical communications company, from October 2000 to April 2002. Prior to joining MD Edge, Ms. Knudson served as Assistant Director of Accounting at Isis Pharmaceuticals, a pharmaceutical company, from April 2000 to October 2000. Ms. Knudson has also held senior positions at CombiChem, General Atomics and Deloitte & Touche. Ms. Knudson holds a B.A. in Accounting from the University of San Diego.

Compensation Arrangements

We entered into an executive employment agreement with Ms. Knudson effective as of her first day of employment with the Company, which is expected to be February 1, 2018. The executive employment agreement does not have a term and may be terminated by us or Ms. Knudson at any time.

Pursuant to the executive employment agreement, Ms. Knudson will receive a base salary of $330,000 per year, less applicable withholdings, and she will be eligible to earn an annual target bonus of up to 35% of her base salary upon achievement of performance objectives to be determined by our board of directors in its sole discretion. Ms. Knudson is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other of our senior executives.

In connection with her employment, we have agreed to grant Ms. Knudson options to purchase 143,500 shares of our common stock at an exercise price per share equal to the fair market value of our shares on the date of grant, pursuant to our 2014 Equity Incentive Plan and subject to approval by our board of directors. The shares subject to the option award will be scheduled to vest as follows, subject to Ms. Knudson’s continued service through each applicable vesting date: 25% of the shares will vest on the first anniversary of the date on which Ms. Knudson commences employment with us and thereafter 1/48th of the shares subject to the option will vest on each monthly anniversary of the date on which Ms. Knudson commences employment with us, such that the option will be fully vested on the fourth anniversary of the date on which Ms. Knudson commences employment with us.

The executive employment agreement also provides benefits in connection with a termination of Ms. Knudson’s employment under specified circumstances. Under the terms of the executive employment agreement, if we terminate Ms. Knudson’s employment other than for “cause,” death, or “disability,” or Ms. Knudson terminates her employment for “good reason” during the period beginning three months prior to a change of control and ending twelve months following a “change of control” (as such terms are defined in the executive employment agreement) (the “Change of Control Period”), Ms. Knudson will be entitled to a receive, subject to her timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and her continued adherence to the nonsolicitation provision of the executive employment agreement, (i) a lump sum severance payment equal to 150% of the sum of (x) her then-current base salary, as then in effect or, if greater, at the level in effect immediately prior to the change of control, plus (y) her target bonus for the fiscal year in which the termination occurs; (ii) reimbursements for Ms. Knudson’s and her eligible dependents’ COBRA premiums for up to 18 months; and (iii) accelerated vesting as to 100% of Ms. Knudson’s then-outstanding equity awards.

The executive employment agreement provides that if we terminate Ms. Knudson’s employment other than for cause, death, or disability, or Ms. Knudson terminates her employment for good reason outside of the Change of Control

Period, Ms. Knudson will be entitled to receive, subject to her timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and her continued adherence to the nonsolicitation provision of the executive employment agreement, (i) continuing payments of severance pay for nine months at a rate equal to (x) the sum of 75% of her base salary rate, as then in effect, plus the sum of all performance bonuses paid to Ms. Knudson during our fiscal year immediately preceding the fiscal year in which Ms. Knudson’s termination occurs divided by (y) nine and (ii) reimbursements for Ms. Knudson’s and her eligible dependents’ COBRA premiums for up to nine months.

If any of the severance and other benefits provided for in the executive employment agreement or otherwise payable to Ms. Knudson constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then such payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to Ms. Knudson.

A copy of the press release dated January 4, 2018 announcing Ms. Knudson’s appointment as our Chief Financial Officer is attached hereto as Exhibit 99.1. The summary description of Ms. Knudson’s executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Other Matters

In addition, we have provided our standard form of indemnification agreement to Ms. Knudson. The form indemnification agreement was filed with the Securities and Exchange Commission on June 5, 2014 as Exhibit 10.4 to our Registration Statement on Form S-1/A and is incorporated herein by reference. Ms. Knudson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Ms. Knudson and any of our directors or executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, effective February 1, 2018, between the Company and Susan A. Knudson.

99.1	Press Release dated January 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: January 4, 2018	By:	/s/ Evert B. Schimmelpennink
Evert B. Schimmelpennink
Chief Executive Officer, President and Secretary